Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 Amendment No. 1 of our report dated March 30, 2023 (which includes an explanatory paragraph relating to Bridgetown Holdings Limited’s ability to continue as a going concern), relating to the financial statements of Bridgetown Holdings Limited appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to our Firm under the caption “Experts” in the proxy statement/prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 18, 2023